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                                                                Exhibit 10.11

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 19th day of June, 1998, is entered into by FurnitureSite, Inc., a Delaware corporation with its principal place of business at 100 Beacon Street, Worcester, MA 01608-2210 (the "Company"), and Steven Rothschild, residing at 4 Lantern Lane, Worcester, MA 01609 (the "Executive").

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1        TERM OF EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on June 19, 1998 (the "Commencement Date") and ending on June 19, 2001 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4; PROVIDED, HOWEVER, on June 19 of each year commencing June 19, 1999, the Employment Period shall be extended so that as of each June 19, the Employment Period shall be for a full three years.

2        TITLE; CAPACITY. The Executive shall serve as President of the Company.
The Executive shall be based at the Company's headquarters in Worcester, Massachusetts. The Executive shall, subject to the direction of the Board of Directors of the Company (the "Board"), have general charge and supervision of the business of the Company. The Executive shall, in the capacity of President, perform such other duties and shall have such other powers as the Board may from time to time prescribe.


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         The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Executive agrees to devote substantially his entire business time, attention and energies to the business and interests of the Company during the Employment Period; it being understood that the Executive shall be entitled to devote a reasonable amount of time to personal and civic affairs to the extent that they do not interfere in any material respect with the Executive's obligations to the Company. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Executive acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

3        COMPENSATION AND BENEFITS.

3.1 SALARY. The Company shall pay the Executive, in equal bi-weekly installments, an annual base salary of $100,000 for the one-year period commencing on the Commencement Date. Such salary shall be reviewed annually and may be increased as determined from time to time by the Board.

3.2 EXECUTIVE BENEFITS. The Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to:

                 (a) HEALTH INSURANCE. Non-contributory health insurance for the Executive and the Executive's spouse and dependent children; and

                 (b) LIFE INSURANCE. Life insurance on the life of the Executive with an Executive-directed beneficiary in the amount at least equal to $300,000; and

                 (c) AUTOMOBILE. A stipend of $10,000 per year which may be used by the Executive for automobile-related expenses.

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3.3              VACATION. The Executive shall be entitled to four (4) weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee.

3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

4                EMPLOYMENT TERMINATION. The employment of the Executive by the
Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1 Upon 120 days' advance written notice given by either party; PROVIDED, HOWEVER, that the Company shall be required, as a condition to the effectiveness of such notice, to pay and provide to such Employee the salary and benefits the Executive would have otherwise received had he remained an employee of the Company for the duration of the then Employment Period (without any additional extension);

4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Executive. For the purposes of this
Section 4.2, "cause" for termination shall be deemed to exist upon (a) gross negligence or willful misconduct of the Executive in the performance of his assigned duties for the Company (in each case that results in a material liability to the Company), or (b) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony; or

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4.3                     Thirty days after the death or disability of the
Executive. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, PROVIDED THAT if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

5                EFFECT OF TERMINATION.

5.1 TERMINATION FOR CAUSE. In the event the Executive's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2                     TERMINATION FOR DEATH OR DISABILITY OR PURSUANT TO
SECTION 4.1. If the Executive's employment is terminated by death or because of disability pursuant to Section 4.3, or pursuant to Section 4.1, (i) if the term of this agreement is in its initial three year Employment Period, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits which would otherwise be payable to the Executive during the remaining portion of the Employment Period, when due under this Agreement pursuant to Section 3.1 PLUS an additional aggregate amount, payable in six equal monthly installments, equal to six (6) months' salary at the highest salary rate in effect during the then previous twelve
(12) months and (ii) if the term of this Agreement is outside its initial three year Employment Period, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, an aggregate amount, payable in six equal monthly installments, equal to six (6) months' salary at the highest salary rate in effect during the then previous twelve (12) months. Notwithstanding the immediately preceding sentence, the Company shall be entitled to deduct from each payment due to the Executive under this Section 5.2, an amount equal to the pro rata portion of the annual base salary received by the Executive, if any, while employed by another company; PROVIDED, HOWEVER, the amount of any such deduction shall not exceed 50% of the amount of the related payment then due to the Executive under the immediately preceding sentence.

5.3 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

6                NON-COMPETE AND NON-SOLICITATION.

a.                      During the Employment Period and for a period of one
(1) year after the termination or expiration thereof, the Executive will not directly or indirectly:

(i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever

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(other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of marketing or selling furniture by use of the Internet;

(ii) recruit,solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

(iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Executive while employed by the Company.

b. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

c. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

7                PROPRIETARY INFORMATION AND DEVELOPMENTS.

7.1                     PROPRIETARY INFORMATION.

a. The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the


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exclusive property of the Company. By way of illustration, but not limitation,
Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Executive or has been obtained from a third-party (who shall not be an employee of the Company) otherwise than in violation of a confidentiality agreement to which such third-party is bound.

b. The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

c. The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs
(a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.

7.2                     DEVELOPMENTS.

a. The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made,

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conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

 b. The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

c. The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

7.3 OTHER AGREEMENTS. The Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any

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agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

8                NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9                PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10               ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

11                AMENDMENT. This Agreement may be amended or modified only
by a written instrument executed by both the Company and the Executive.

12               GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

13               SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

14               MISCELLANEOUS.

14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that


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instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

         FURNITURESITE, INC.


         By: /s/ Christopher P. Kirchen
         ------------------------------
         Title:  Director


         EXECUTIVE

         /s/ Steven Rothschild
         ---------------------
         Steven Rothschild